Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RXi Pharmaceuticals Corporation

Westborough, MA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2013, relating to the financial statements of RXi Pharmaceuticals Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

                     /s/ BDO USA, LLP

Boston, Massachusetts

June 21, 2013